UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 24, 2006

METRO ONE TELECOMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Oregon	0-27024	93-0995165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11220 Murray Scholls Place
Beaverton, Oregon  97007
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (503) 643-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 24, 2006, the board of directors of Metro One Telecommunications, Inc. (the “Company”) elected Elchanan Maoz, Mary H. Oldshue and Murray L. Swanson as members of the board of directors of the Company to fill vacancies on the board. Mr. Maoz has been appointed as Chair of the Compensation Committee and as a member of the Audit Committee. Ms. Oldshue has been appointed as Chair of the Audit Committee and as a member of the Compensation Committee. Mr. Swanson has been appointed as a member of the Audit Committee and of the Compensation Committee. On April 24, 2006, one of the Company’s directors, Mr. David Williams, informed the Company that he would not stand for reelection at this year’s annual meeting of shareholders.

There is no arrangement or understanding between any of the new directors and any other person(s) pursuant to which these directors were elected as members of the board of directors of the Company. There are no transactions in which these new directors have a material interest requiring disclosure under Item 404(a) of Regulation S-K.

Biographical information for the new directors follows:

Elchanan (Nani) Maoz, age 39, has served as the Chairman of Everest Funds LP, an investment partnership that he founded, since 2000. From 1998 to 2000, Mr. Maoz served as manager of the General Partner to the Galil Fund, a venture capital partnership. From 1994 to 1998, Mr. Maoz held a number of different positions with Dovrat Shrem & Company Investment Management Ltd, an investment company, including chairman of Dovrat Shrem Enterprises and board member of Dovrat Shrem & Co Provident Fund Management. Mr. Maoz serves on the Israeli Board of the America Israel Friendship League and is a director of three different private software and medical management service providers. A former member of the Israeli Army and the elite Special Forces, Mr. Maoz holds a Bachelors of Science degree in Engineering with honors from King’s College, University of London.

Mary H. Oldshue, age 54, has served as a Principal of Arras Advisory Associates, a financial and business development service provider from 1994 to 2005. She also served as Vice President, Development and Finance from 1991 to 1992 and as CFO from 1987 to 1991 of Pacific Development Inc., a real estate entity formed by PacifiCorp. From 1980 to 1987, Ms. Oldshue served in a number of different capacities, including as Treasurer, at Nerco, Inc, a New York Stock Exchange listed natural resources company. Prior to 1980, Ms. Oldshue held management positions with QUALICO, First Interstate Bank of Oregon and Chemical Bank. Ms. Oldshue has also served on a number of professional and civic organizations, which currently include the Board of Trustees of Marylhurst University, the Community Council of the Center for Ethics in Healthcare, Oregon Health & Sciences University and the Columbia Regional Program Advisory Council. Ms. Oldshue holds a Bachelor of Arts degree from Vassar College.

Murray L. Swanson, age 65, has served as a principal of Executive CFO, a financial and business development consultancy that he founded, since 2001. From 1998 to 2001, Mr. Swanson served as Managing Director and Chief Executive Officer of Sonera Corporation U.S., a communications services firm and U.S. subsidiary of Sonera Corporation of Helsinki, Finland. During 2001 and 2002, he also served briefly as President of o2wireless Corporation, a wireless infrastructure construction and maintenance company. From 1981 to 1998, Mr. Swanson served as Vice President, Finance, Chief Financial Officer and as a member of the board of directors of Telephone and Data Systems, Inc., a telecommunications company. Prior to 1981, Mr. Swanson served in a number of different capacities at

Arthur Andersen & Co. Mr. Swanson is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Swanson holds a Masters in Management from Northwestern University and a Bachelor of Science degree from Middle Tennessee State University.

A copy of the press release announcing the election of Mr. Maoz, Ms. Oldshue and Mr. Swanson is attached as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits

(d)                                  Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 28, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2006	METRO ONE TELECOMMUNICATIONS, INC.

	By:	/s/ Duane C. Fromhart
Duane C. Fromhart
Chief Financial Officer